EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the A T Funds Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the A T Funds Investment Trust for the year ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the A T Funds Investment Trust for the stated period.

/s/ Mark G. Torline Mark G. Torline Chief Executive Officer A T Funds Investment Trust	/s/ Alexander L. Popof Alexander L. Popof Chief Financial Officer A T Funds Investment Trust
Dated: June 3, 2009

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by A T Funds Investment Trust for purposes of Section 18 of the Securities Exchange Act of 1934.